LTIP UNIT AGREEMENT
(2015 Stock Award and Incentive Plan)

This LTIP UNIT AGREEMENT, dated as of [________] (the “Agreement”), by and between Apartment Investment and Management Company, a Maryland corporation (the “Company”), and [_______] (the “Recipient”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Apartment Investment and Management Company 2015 Stock Award and Incentive Plan, as amended (the “Plan”).
WHEREAS, effective [__________] (the “Date of Grant”), pursuant to the Plan and the Partnership Agreement, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company granted the Recipient this LTIP Unit Award and hereby causes the Partnership to issue to the Recipient the number of LTIP Units set forth below, having the rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.
NOW, THEREFORE, in consideration of the Recipient’s services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Number of LTIP Units. The Company hereby grants the Recipient an LTIP Unit Award (the “LTIP Award”) of [_______] LTIP Units (the “Restricted LTIP Units”) pursuant to the terms of this Agreement, the provisions of the Plan and the provisions of the Partnership Agreement. The number of LTIP Units subject to this LTIP Award was determined by dividing $[_______] by $[_____], which was the average closing price of Aimco’s Common Stock on the New York Stock Exchange for the five trading days up to and including the Date of Grant. The Recipient may ultimately vest into fewer or no LTIP Units, as set forth in more detail in this Agreement. The Recipient shall be admitted as a partner of the Partnership with beneficial ownership of the Restricted LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a limited partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).
2.    Restrictions and Restricted Period.
(a)    Restrictions. LTIP Units granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until the lapse of the Restricted Period (as defined below). Neither the Company nor the Partnership shall be required (i) to transfer on its books any LTIP Units which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such LTIP Units or to accord the right to vote as such owner or to pay dividends to any transferee to whom such LTIP Units shall have been so transferred.

(b)    Lapse of Restrictions; Restricted Period. The restrictions set forth above shall lapse and the Restricted LTIP Units shall become freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable as follows: as to [________] ([__]%) of the Restricted LTIP Units on [________]; as to [________] ([__]%) of the Restricted LTIP Units on [_______]; as to [________] ([__]%) of the Restricted LTIP Units on [________]; and as to [________] ([__]%) of the Restricted LTIP Units on [_________] (each such date, a “Vesting Date” and the period during which Restricted LTIP Units are subject to the restrictions set forth in Section 2(a) hereof, the “Restricted Period”).
(c)    Distributions.
(i)    For purposes of this Agreement, the “Distribution Participation Date” with respect to LTIP Units granted hereunder that have vested in accordance with Section 2(b) hereof shall be the Vesting Date. Such vested LTIP Units shall be entitled to receive the full distribution payable on Partnership Common Units outstanding as of the record date next following the date set forth in the preceding sentence, whether or not they will have been outstanding for the whole period.
(ii)    From and after the Date of Grant and prior to the applicable Distribution Participation Date, the Recipient shall be entitled to receive distributions with respect to such Restricted LTIP Units in accordance with the terms of the Partnership Agreement; provided, that the Recipient’s Sharing Percentage for purposes of the Partnership Agreement shall be 10% (the “Current Distributions”).
(iii)    An amount equal to (i) the difference between (x) all distributions paid with respect to one Partnership Common Unit between the date of grant of an LTIP Unit granted hereunder and the applicable Distribution Participation Date of such LTIP Unit and (y) the Current Distributions paid with respect to such LTIP Unit up to the Distribution Participation Date of such LTIP Unit (such difference, the “Contingent Distributions”) multiplied by (ii) the number of LTIP Units granted hereunder with the same LTIP Unit Distribution Participation Date shall be credited to a notional (unfunded) account for the benefit of the Recipient on the books and records of the Partnership subject to vesting. As promptly as practicable after the applicable Distribution Participation Date, an amount equal to the Contingent Distributions that would have been paid with respect to such LTIP Units that have become vested pursuant to Section 2(b) hereof shall be paid to the Recipient. Any portion of the notional account that is not payable to the Recipient shall be forfeited and revert to the Partnership free and clear of any claims by the Recipient.
(iv)    To the extent that the Partnership makes distributions to holders of Partnership Common Units partially in cash and partially in additional Partnership Common Units or other securities, unless the Administrator in its sole discretion determines to allow the Recipient to make a different election, the Recipient shall be deemed to have elected with respect to all LTIP Units eligible to receive such distribution to receive [__]% of such distribution in cash and [__]% in Partnership Common Units or other securities, with the cash component constituting the Current Distribution prior to the Distribution Participation Date.

3.    Termination of Employment. Except as otherwise set forth in this Agreement, in the event that the Recipient ceases to be employed by the Company for any reason prior to the lapse of the Restricted Period, then the Restricted LTIP Units shall be forfeited to the Company without payment of any consideration by the Company, and neither the Recipient nor any of his or her successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Restricted LTIP Units. In the event that the Recipient’s employment with the Company is terminated due to his death or total and permanent disability, then the Restricted Period set forth in Section 2(b) hereof shall immediately lapse as to all Restricted LTIP Units and the Restricted LTIP Units shall become immediately and fully vested. For purposes of this Section 3, the Recipient’s employment will have terminated by reason of total and permanent disability if, in the reasonable and good faith judgment of the Committee, the Recipient is totally and permanently disabled and is unable to return to or perform his or her duties on a full-time basis.
4.    Change in Control. The Restricted LTIP Units issued hereunder shall, in addition to any provisions relating to vesting contained in this Agreement, become immediately and fully vested, and the Restricted Period set forth in Section 2(b) hereof shall immediately lapse, upon the termination of the Recipient’s employment with the Company by the Company without Cause or by the Recipient for Good Reason, in either case within twelve (12) months following the occurrence of a Change in Control (as defined below).
(a)    For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:
(i)    an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. “Non-Control Acquisition” shall mean an acquisition (A) by or under an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company or in which the Company serves as a general partner or manager (a “Subsidiary”), (B) by the Company or any Subsidiary, or (C) by any person in connection with a Non-Control Transaction (as hereinafter defined). “Non-Control Transaction” shall mean a merger, consolidation, share exchange or reorganization involving the Company, in which (1) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, and (2) the individuals who were members of the Board of Directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least 50% of the members of the board of directors of the Surviving Company;
(ii)    the individuals who constitute the Board as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
(iii)    the consummation of any of the following: (A) a merger, consolidation, share exchange or reorganization involving the Company (other than a Non-Control Transaction); (B) a complete liquidation or dissolution of the Company; or (C) the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.
(b)    “Cause” shall mean the termination of the Recipient’s employment because of the occurrence of any of the following events, as determined by the Board in accordance with the procedure below:
(i) the failure by the Recipient to attempt in good faith to perform his or her duties or to follow the lawful direction of the individual to whom the Recipient reports; provided, however, that the Company shall have provided the Recipient with written notice of such failure and the Recipient has been afforded at least fifteen (15) days to cure same;
(ii) the indictment of the Recipient for, or the Recipient’s conviction of or plea of guilty or nolo contendere to, a felony or any other serious crime involving moral turpitude or dishonesty;

(iii) the Recipient’s willfully engaging in misconduct in the performance of his or her duties (including theft, fraud, embezzlement, securities law violations, a material violation of the Company’s code of conduct or a material violation of other material written policies) that is injurious to the Company, monetarily or otherwise, in more than a de minimis manner;
(iv) the Recipient’s willfully engaging in misconduct unrelated to the performance of his or her duties for the Company that is materially injurious to the Company, monetarily or otherwise;
(v) the material breach by the Recipient of any material written agreement with the Company.
For purposes of this Section 4(b), no act, or failure to act, on the part of the Recipient shall be considered “willful” unless done, or omitted to be done, by the Recipient in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Any termination shall be treated as a termination for Cause only if (i) the Recipient is given at least five (5) business days’ written notice of termination specifying the alleged Cause event and shall have the opportunity to appear (with counsel) before the full Board to present information regarding his or her views on the Cause event, and (ii) after such hearing, the Recipient is terminated for Cause by at least a majority of the Board. After providing the notice of termination in the foregoing sentence, the Board may suspend the Recipient with full pay and benefits until a final determination pursuant to this Section 4(b) has been made. Notwithstanding the foregoing provisions of this Section 4(b), if the Recipient is party to an employment agreement with the Company that provides a definition of Cause, such definition shall apply instead of the foregoing provisions of this Section 4(b).
(c)    “Good Reason” shall mean (i) a reduction in the Recipient’s base salary; (ii) a material diminution in the Recipient’s title or responsibilities; or (iii) relocation of the Recipient’s primary place of employment more than fifty miles; provided, however, that the Recipient may only terminate employment for Good Reason by delivering written notice to the Board within ninety (90) days following the date on which the Recipient first knows of the event constituting Good Reason, which notice specifically identifies the facts and circumstances claimed by the Recipient to constitute Good Reason, and the Company has failed to cure such facts and circumstances within thirty (30) days after receipt of such notice; and provided further, however, that if the Recipient is party to an employment agreement with the Company that provides a definition of Good Reason, such definition shall apply instead of the foregoing provisions of this Section 4(c).
5.    Tax Matters.
(a)    83(b) Election. The recipient may make an election to include in gross income in the year of transfer the fair market value of the Restricted LTIP Units granted hereunder in accordance with Section 83(b) of the Code.
(b)    Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Recipient for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Restricted LTIP Units granted hereunder, the Recipient will pay to the Company or, if appropriate, any of its subsidiaries, or make arrangements satisfactory to the Administrator regarding payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company may cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from Restricted LTIP Units granted to the Recipient with an aggregate value that would satisfy the withholding amount due. The obligations of the Company under this Agreement shall be conditional on such payment or arrangements, and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Recipient.
BY SIGNING THIS AGREEMENT, THE RECIPIENT REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE RECIPIENT UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
6.    Investment Representation; Registration. The Recipient hereby warrants and represents to and agrees with the Company as follows:
(a)The LTIP Units issued pursuant to this Agreement will be acquired for the account of the Recipient for investment only and not with a view to, nor with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. The Recipient acknowledges that the issuance of the LTIP Units has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, or the securities or real estate syndication laws of any state or other jurisdiction, and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable laws of states or other jurisdictions or an exemption from such registration is available. The Recipient acknowledges that the Company does not have any intention of registering the resale of any LTIP Units issued hereunder under the Securities Act or of supplying the information necessary for the Recipient to sell any such LTIP Units; and that the Company and the Partnership shall be organized and operated so as to be exempt from registration under the Investment Company Act of 1940, as amended, and from the provisions of that statute designed to protect investors.
(b)    The Recipient also understands that the transfer of any LTIP Units issued pursuant to this Agreement will be subject to restrictions contained in the Partnership Agreement, as well as the restrictions set forth in this Agreement.
(c)    The Recipient acknowledges that (i) he or she has no obligation whatsoever to acquire the LTIP Units issued pursuant to this Agreement, (ii) his or her acquisition of the LTIP Units issued pursuant to this Agreement is not, and will not be, in any way whatsoever a condition of continued employment with the Company or any entity affiliated with the Company, (iii) neither the offer to the Recipient of the opportunity to acquire the LTIP Units or any shares of Stock issued pursuant to the Partnership Agreement nor this Agreement, shall be deemed to constitute a contract of employment or to impose any obligation upon the Company or any of its affiliates to continue to employ the Recipient, and (iv) nothing stated or implied in this Agreement or in the Partnership Agreement shall be construed to abrogate, amend or otherwise affect any rights or obligations with respect to employment which the Company or any of its affiliates or the Recipient may otherwise have by agreement or under law.
(d)    The Recipient acknowledges that he or she has been furnished a copy of the Partnership Agreement, has carefully read and understands the provisions of the Partnership Agreement, has had the opportunity to ask questions of the Company and has received answers from the Company concerning the provisions of the Partnership Agreement, and the terms and conditions of the offering of the LTIP Units. The Recipient further acknowledges that he or she has been furnished information regarding the activities of the Company, has had the opportunity to ask questions of the Company concerning such activities, and is satisfied with all such information and such answers as he or she has received. The Recipient acknowledges that no representation has been made by the Company otherwise by or on behalf of the Company as to any current value of the assets held by the Company or as to any prospective return on any LTIP Units issued pursuant to this Agreement. The Recipient further acknowledges that he or she has not relied, in connection with the acquisition of the LTIP Units, upon any representations, warranties or agreements other than those set forth in this Agreement or the Partnership Agreement. The Recipient further acknowledges that he or she provides services to the Company on a regular basis and that, in such capacity, the Recipient has access to all such information, and has such experience and involvement in connection with the business and operations of the Company, as the Recipient believes to be necessary and appropriate to make an informed decision to accept the LTIP Units granted pursuant to this Agreement.
(e)    The Recipient acknowledges that neither the Company nor any of its affiliates is rendering any tax, legal or financial advice or recommendation to acquire the LTIP Units issued pursuant to this Agreement. The Recipient has been informed that he or she should consult his or her own tax, legal and financial advisors to the extent the Recipient seeks advice regarding these matters.
(f)    The Recipient makes the representation regarding his or her status as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act as set forth below the Recipient’s name on the signature page hereto.
(g)    So long as the Recipient holds LTIP Units, the Recipient shall disclose to the Company in writing such information as may be reasonably requested with respect to direct or indirect ownership of any LTIP Units issued pursuant to this Agreement as the Company may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Company or to comply with requirements of any other appropriate taxing authority.
(h)    The Recipient shall indemnify and hold the Company harmless from and against any and all loss, cost, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Recipient in this Agreement or any other document furnished by it to the Company in connection with this Award, including, without limitation, the Partnership Agreement.

7.    Miscellaneous.
(a)    Entire Agreement. This Agreement, the Plan and the Partnership Agreement contain the entire understanding and agreement of the Company and the Recipient concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the parties with respect thereto.
(b)    Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.
(c)    Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Recipient will be deemed an original and all of which together will be deemed the same agreement.
(d)    Notices. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the General Counsel of the Company at the principal office of the Company and, if to the Recipient, to the Recipient’s last known address contained in the personnel records of the Company.
(e)    Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Recipient and their permitted successors, assigns and legal representatives.
(f)    Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
(g)    Governing Law. This Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof.
(h)    Plan Controls. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Recipient confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.
(i)    No Guarantee of Continued Service. The Recipient acknowledges and agrees that nothing herein, including the opportunity to make an equity investment in the Company, shall be deemed to create any implication concerning the adequacy of the Recipient’s services to the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary shall be construed as an agreement by the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary, express or implied, to employ the Recipient or contract for the Recipient’s services, to restrict the right of the Company, any Company Subsidiary or any Partnership or Partnership

Subsidiary, as applicable, to discharge the Recipient or cease contracting for the Recipient’s services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services that may exist between the Recipient and the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary, as applicable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

By:

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc.,
Its General Partner

By:

RECIPIENT:

By:

Address:

Section 6(f) Representation. Please initial or check ALL of the boxes which correctly describe the Recipient.

☐
The Recipient is a natural person: (i) whose individual net worth (assets minus liabilities), or joint net worth with that person’s spouse, exceeds $1,000,000 ((a) excluding (1) as an asset, the value of such natural person’s primary residence and (2) as a liability, the outstanding indebtedness secured by such natural person’s primary residence up to the fair market value of such primary residence, provided, however, that if the amount of such outstanding indebtedness has increased within the previous 60 days, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability and (b) including, as a liability, the outstanding indebtedness secured by the natural person’s primary residence in excess of the fair market value of such primary residence), or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐
The Recipient is a natural person who is a director or executive officer (as defined below) of the Company. As used herein, “executive officer” shall mean the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

☐	Neither of the prior boxes correctly describes the Recipient.

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Participant, desiring to become one of the within named Limited Partners of AIMCO , L.P., hereby becomes a party to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., as amended through the date hereof (the “LP Agreement”).
The Participant constitutes and appoints the General Partner and its authorized officers and attorneys-in-fact, and each of those acting singly, in each case with full power of substitution, as the Participant’s true and lawful agent and attorney-in-fact, with full power and authority in the Participant’s name, place and stead to carry out all acts described in Section 2.4.A of the Partnership Agreement, such power of attorney to be irrevocable and a power coupled with an interest pursuant to Section 2.4.B of the LP Agreement.
The Participant agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

[PARTICIPANT]

By: ________________________________
Name:
Date:

Address of Limited Partner:

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